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                                                                     EXHIBIT 3.1


                                 CERTIFICATE OF
                       SECOND AMENDED AND RESTATED CHARTER
                                       OF
                                  AMSURG CORP.

         AmSurg Corp. (the "Corporation"), a corporation organized under the Tennessee Business Corporation Act, does hereby certify pursuant to Sections 48-20-107 and 48-20-106 of the Tennessee Business Corporation Act:

         1. The name of the Corporation is AmSurg Corp.

         2. The Amended and Restated Charter of the Corporation is hereby amended and restated by deleting all articles in the Amended and Restated Charter and by substituting in lieu thereof new articles, which are set forth in the Second Amended and Restated Charter attached to this Certificate.

         3. The Second Amended and Restated Charter contains amendments requiring shareholder approval in Article 7, the effect of which is to amend the authorized shares of stock, eliminate the Class A Common Stock and Class B Common Stock, and authorize shares of common stock and to eliminate the designation of Series A Redeemable Preferred Stock and Series B Convertible Preferred Stock, which are no longer outstanding. The shareholders also duly approved a plan of reclassification of each share of Class A Common Stock and Class B Common Stock as one share of common stock, as of the effective time of the Second Amended and Restated Charter. The Second Amended and Restated Charter and the plan of reclassification were duly approved by the shareholders of the Corporation on July 11, 2001 in accordance with the provisions of Section 48-20-103 of the Tennessee Business Corporation Act.

         4. The effective time of the Second Amended and Restated Charter shall be 5:00 p.m. Central Daylight Time on the date of filing with the Secretary of State of the State of Tennessee.

         5. On July 11, 2001, the shareholders of the Corporation approved a plan of reclassification of each share of the Corporation's Class A Common Stock and Class B Common Stock as one share of common stock, as of the effective time of the Second Amended and Restated Charter. Therefore, upon the effective time, each outstanding share of Class A Common Stock and Class B Common Stock of the Corporation shall be reclassified as one share of common stock under the Second Amended and Restated Charter, registered on the stock transfer records of the Corporation. Each certificate representing shares of Class A Common Stock or Class B Common Stock of the Corporation issued prior to the effective time of this Second Amended and Restated Charter will be deemed to represent the same number of shares of common stock upon the effective time. In addition, upon the effective time, any options, warrants or rights to acquire shares of Class A Common Stock or Class B Common Stock shall become options, warrants or rights to acquire the same number of shares of common stock under the Second Amended and Restated Charter.

         6. The Charter of the Corporation, as amended and restated, shall, at the effective time of this Second Amended and Restated Charter, read as follows:

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                      SECOND AMENDED AND RESTATED CHARTER
                                       OF
                                  AMSURG CORP.

     Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned corporation hereby amends and restates its Charter to supersede the original Charter and any and all prior amendments thereto as follows:

          1. The name of the corporation is AmSurg Corp. (the "Corporation").

          2. The Corporation is for profit.

          3. The duration of the Corporation is perpetual.

          4. The street address and zip code of the Corporation's principal office in Tennessee shall be:

               20 Burton Hills Boulevard
               Nashville, Tennessee 37215
               Davidson County

          5. (a) The name of the Corporation's registered agent is Claire M. Gulmi.

             (b) The street address, zip code, and county of the Corporation's registered office and registered agent in Tennessee shall be:

                 20 Burton Hills Boulevard
                 Nashville, Tennessee 37215
                 Davidson County

          6. The Corporation is organized to do any and all things and to exercise any and all powers, rights, and privileges that a corporation may now or hereafter be organized to do, or to exercise, under the Tennessee Business Corporation Act, as amended.

          7. The aggregate number of shares of capital stock the Corporation is authorized to issue is 44,800,000 shares, of which 39,800,000 shares shall be common stock, no par value (the "Common Stock"), and 5,000,000 shares shall be preferred stock, no par value (the "Preferred Stock"), of which 398,000 shares are designated as Series C Junior Participating Preferred Stock. The Board of Directors may determine, in whole or in part, the preferences, limitations, and relative rights of any class of shares before the issuance of any shares of that class or one or more series within a class before the issuance of any shares within that series.

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          The preferences, limitations, and relative rights of the above designated classes of stock shall be as follows:

          (1) Common Stock. There shall be one class of Common Stock. Set forth below in this Section (1) of Article 7 is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof. All subsection references contained herein shall be to this Section (1) of Article 7.

             (a) Voting. Except as required by law and subject to any voting rights provided to holders of Series C Preferred Stock by this Charter, at every meeting of shareholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in such holder's name on the stock transfer records of the Corporation.

             (b) Distribution of Assets. If the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, the holders of the Common Stock shall be entitled to an equal amount of net assets for each share of Common Stock. A merger or consolidation of the Corporation with or into any other corporation or sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to shareholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Subsection (b).

             (c) Dividends; Distributions. Holders of Common Stock shall be entitled to receive, on an equal basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

             (d) Amendment or Modification. None of the powers, preferences and relative rights of the Common Stock as provided herein shall be amended in any manner which would alter or change the powers, preferences and relative rights of the holders of Common Stock so as to adversely affect them without being approved by the holders of the Common Stock.

          (2) Series C Junior Participating Preferred Stock. Pursuant to the authority vested in the Board of Directors in accordance with the provisions of this Article 7 of the Charter, the Board of Directors does hereby create, authorize and provide for the issuance of the Series C Junior Participating Preferred Stock out of the class of 5,000,000 shares of Preferred Stock, having the voting powers, designation, relative, participating, optional and other special rights, preferences, and qualifications, limitations and restrictions thereof that are set forth as follows:

             (a) Designation and Amount. The shares of such series shall be designated as Series C Junior Participating Preferred Stock ("Series C Preferred Stock") and the number of shares constituting such series shall be 398,000. Such number of shares may be adjusted by appropriate action of the Board of Directors.

             (b) Dividends and Distributions. Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of Preferred Stock of the Corporation ranking prior and superior to the shares of Series C Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, dividends at the same rate as dividends are paid with respect to the Common Stock. In the event that the Corporation shall at any time after November 19, 1999 (the "Rights Dividend Declaration Date") (i) declare or pay any dividend on outstanding shares of Common Stock payable in shares of Common Stock;
        (ii) subdivide outstanding shares of Common Stock; or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series C Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.


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             (c) Voting Rights.  The holders of Units of Series C Preferred
        Stock shall have the following voting rights:

                (i) Subject to the provision for adjustment hereinafter set forth, each Unit of Series C Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock; (ii) subdivide outstanding shares of Common Stock; or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                (ii) Except as otherwise provided herein or by law, the holders of Units of Series C Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                (iii) Except as set forth herein or required by law, holders of Units of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for the taking of any corporate action.

             (d) Reacquired Shares. Any Units of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Series C Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

             (e) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Units of Series C Preferred Stock shall be entitled to share in any assets remaining ratably with the holders of the Common Stock. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) increase by way of stock split or similar transaction the number of outstanding shares of Common Stock; (ii) subdivide the outstanding shares of Common Stock; or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series C Preferred Stock were entitled prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

             (f) Share Exchange, Merger, Etc. In case the Corporation shall enter into any share exchange, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series C Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date
        (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock; (ii) subdivide outstanding shares of Common Stock; or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which


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        shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

             (g) Redemption. The Units of Series C Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire Units of Series C Preferred Stock in any other manner permitted by law and the Charter or Bylaws of the Corporation.

             (h) Ranking. The Units of Series C Preferred Stock shall rank junior to any other class or series of Preferred Stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

             (i) Amendment. The Charter, including without limitation the provisions hereof, shall not hereafter be amended, either directly or indirectly, or through merger or share exchange with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect the holders thereof adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series C Preferred Stock, voting separately as a class.

             (j) Fractional Shares. The Series C Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

          8. The shareholders of the Corporation shall not have preemptive rights.

          9. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors consisting of not less than three nor more than twelve directors, the exact number of Directors to be determined in the manner provided in the Bylaws of the Corporation. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board of Directors. Each class of Directors shall be elected for a three-year term, except at the 1997 annual meeting of shareholders, Class I Directors shall be elected for a one-year term; Class II Directors shall be elected for a two-year term; and Class III Directors shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          A Director may be removed from office but only for "cause" by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of Directors, considered for this purpose as one class. "Cause" shall be defined for purposes of this Article 9 as (i) a felony conviction of a Director or the failure of a Director to contest prosecution for a felony; (ii) conviction of a crime involving moral turpitude; or (iii) willful and continued misconduct or gross negligence by a Director in the performance of his duties as a director.

          Notwithstanding any other provisions of this Charter, the affirmative vote of holders of two-thirds of the voting power of the shares entitled to vote at an election of Directors shall be required to amend, alter, change or repeal, or to adopt any provisions as part of this Charter or as part of the Corporation's Bylaws inconsistent with the purpose and intent of this
     Article 9.

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          10. To the fullest extent permitted by the Tennessee Business
     Corporation Act as in effect on the date hereof and as hereafter amended from time to time, a Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time, or such successor statute. Any repeal or modification of this Article 10 by the shareholders of the Corporation shall not affect adversely any right or protection of a Director of the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

          11. The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, medical director or officer or is or was serving at the request of the Corporation as a director, medical director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, employee benefit plan, or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators), against all expense, liability, and loss (including counsel fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) actually and reasonably incurred or suffered in connection with such action, suit, or proceeding, to the fullest extent permitted by applicable law, as in effect on the date hereof and as hereafter amended. Such indemnification shall include advancement of expenses prior to the final disposition of such action, suit, or proceeding, subject to the provision of any applicable statute.

          The indemnification and advancement of expenses provisions of this
     Article 11 shall not be exclusive of any other right that any person (and his or her heirs, executors, and administrators) may have or hereafter acquire under any statute, this Charter, the Corporation's Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, or insurance, purchased by the Corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity. The Corporation is hereby authorized to provide for indemnification and advancement of expenses through its Bylaws, resolution of shareholders, resolution of the Board of Directors, or agreement, in addition to that provided by this Charter.

          12. The Bylaws of this Corporation may be amended, altered, modified, or repealed by resolution adopted by the Board of Directors, subject to any provisions of law then applicable.

          13. The Corporation shall hold a special meeting of shareholders only in the event (a) of a call of the Board of Directors of the Corporation or the officers authorized to do so by the Bylaws of the Corporation, or (b) the holders of at least fifteen (15%) percent of the voting power of the Common Stock sign, date, and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                                          AMSURG CORP.

                                          By: /s/ Claire M. Gulmi
                                              ----------------------------------

                                          Title: Senior Vice-President, Chief
                                                 Financial Officer, Secretary
                                                 -------------------------------

Dated: July 12, 2001
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